UNITED STATES
                      SECURITIES AND EXCHANGE COMMISSION
                             WASHINGTON, DC 20549


                                  FORM 8-K

                               CURRENT REPORT
    Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934


      Date of Report (Date of earliest event reported):  February 16, 2007


                             EMPIRE GLOBAL CORP.
            (Exact name of registrant as specified in its charter)

   DELAWARE                       0 - 50045                     33-0823179
(State or other           (Commission File Number)            (I.R.S. Employer
jurisdiction of                                         Identification Number)
incorporation or
organization)


     648 Finch Avenue East, Suite 2, Toronto, Ontario M2K 2E6, Canada
                  (Address of principal executive offices)

                              (416) 226-4348
                      (Registrant's telephone number)


Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

[ ] Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
[ ] Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
[ ] Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
[ ] Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))




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ITEM 4.01 CHANGES IN REGISTRANT'S CERTIFYING ACCOUNTANT.

On February 16, 2007, SF Partnership LLP ("SF") provided a letter to tender their resignation as the Company's certifying accountant. The letter advised the Company that the professional standards and firm policies prevent SF from becoming a creditor of a client to the extent that objectivity may appear to be impaired. Accordingly, as a result of unpaid back fees due to SF by the Company, SF is not currently independent and therefore was not in a position to provide any further audit services.

During the two most recent fiscal years and through February 16, 2007, there were no disagreements with SF on any matter of accounting principles or practices, financial statement disclosure, or auditing scope or procedure, which disagreements, if not resolved to the satisfaction of SF, would have caused SF to make reference to the disagreements in connection with its reports on the Company's financial statements for such years. The reports of SF on our financial statements for the past two fiscal years did contain a statement indicating "substantial doubt about the company's ability to continue as a going concern."

ITEM 8.01 OTHER EVENTS.

a) The Company is considering alternative independent registered public accounting firms and expects to resolve its outstanding back fees due to SF as well as announce a successor certifying accountant shortly.

b) The Company has changed the address of its principal executive offices to 648 Finch Avenue East, Suite 2, Toronto, Ontario M2K 2E6 effective immediately.

                                SIGNATURES

Pursuant to the Requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.




DATED:  March 26, 2007.              EMPIRE GLOBAL CORP.


                                     Per: /s/ KEN CHU
                                         ------------------------------
                                          KEN CHU
                                          Chief Executive Officer